UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2010

Morgans Hotel Group Co.
 (Exact name of registrant as specified in its charter)

Delaware	001-33738	16-1736884
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Tenth Avenue, New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 277-4100

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Special Meeting of Stockholders of Morgans Hotel Group Co. (the “Registrant”) held on January 28, 2010, the Registrant’s stockholders approved an amendment to the Morgans Hotel Group Co. Amended and Restated 2007 Omnibus Incentive Plan (the “Amended and Restated 2007 Plan”). As amended, the Amended and Restated 2007 Plan, increases the number of shares reserved for issuance under the plan by 3,000,000 shares. The description of the terms and conditions of the Amended and Restated 2007 Plan, as amended, as set forth under the caption “Proposal 2: Approval of the Amendment to the Amended and Restated 2007 Omnibus Incentive Plan to Increase the Number of Shares Reserved for Issuance Thereunder” in the Registrant’s definitive Proxy Statement filed with the Securities and Exchange Commission on December 28, 2009, is incorporated herein by reference.

The foregoing summary of the Amended and Restated 2007 Plan, as amended, is qualified by reference to the copy of the Amended and Restated 2007 Plan filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Morgans Hotel Group Co. Amended and Restated 2007 Omnibus Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGANS HOTEL GROUP CO.

By   /s/ Richard Szymanski

Name: Richard Szymanski
Title: Chief Financial Officer

Date: February 1, 2010

EXHIBIT INDEX

Exhibit No.	Description
10.1	Morgans Hotel Group Co. Amended and Restated 2007 Omnibus Incentive Plan